EXHIBIT 10.4


                                HK SYSTEMS, INC.
                                 1997 STOCK PLAN
                              FOR OUTSIDE DIRECTORS


   1. Establishment. HK Systems, Inc. (the "Company") hereby establishes a plan for the members of its Board of Directors who are not officers or employees of (i) the Company, (ii) any of its subsidiaries,
        (iii) any 5% or greater shareholder of the Company, (iv) either of the State of Wisconsin Investment Board or M&I Ventures Corporation or (v) subject to paragraph 5, any shareholder of the Company on December 12, 1997 ("Outside Directors"), as described herein, which shall be known as the HK Systems 1997 STOCK PLAN FOR OUTSIDE DIRECTORS (the "Plan").

   2. Purpose. The purpose of the Plan is to advance the Company's growth and success, and to advance its interests, by attracting and retaining well-qualified Outside Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of the Company's business.

   3. Effective Date of the Plan. The effective date of the Plan (the "Effective Date") is the later of the date of its approval by the shareholders of the Company and the date of the consummation of the Company's initial public offering.

   4. Stock Subject to the Plan. Subject to adjustment in accordance with the provisions of paragraph 9, the total number of shares of common stock of the Company ("Common Stock") available for awards during the term of this Plan shall be 25,000 shares. Shares of Common Stock to be delivered under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. In no event shall the Company be required to issue fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be issued, there shall be paid in lieu thereof one full share of Common Stock.

   5.   Administration.

        (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors consisting of not less than two members of the Board of Directors appointed from time to time by the Board of Directors.

        (b) Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to the extent provided by law.

        (c) Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

        (d) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by the Committee without a meeting, shall be the acts of the Committee.


        (e) The Committee shall have the authority to determine that an officer or employee of any shareholder of the Company on December 12, 1997 may be considered an Outside Director.

   6. Automatic Grants of Common Stock. Each Outside Director shall be granted Common Stock as follows:

        (a) Annual Meeting. On the date of the Company's first annual meeting of shareholders after the effective date of the Plan, and thereafter on the date of each succeeding annual meeting of the shareholders of the Company ("Grant Date"), an Outside Director, if re-elected or retained as an Outside Director at such meeting, shall be granted shares of Common Stock with an aggregate fair market value equal to the initial annual retainer fee for Outside Directors of $10,000 or such other amount of the annual retainer fee for Outside Directors as may be approved from time to time by the Board of Directors (an "Annual Grant"). For purposes of this Plan, "fair market value" is defined as the closing sale price of a share of Common Stock on the New York Stock Exchange on the date for determining fair market value (or if no sale took place on such exchange on such date, then on the most recent preceding date on which a sale took place).

        (b) Interim Election. Outside Directors elected between Grant Dates shall be granted a proportionate share of the Annual Grant at the time of their election.

   7.   Elective Grant.

        (a) Share Election. Each Outside Director may elect (a "Share Election") to receive all or any portion of his committee and meeting fees earned in each calendar year for services on the Board of Directors, exclusive of the annual retainer fee (the "Other Fees"), in the form of Common Stock. A Share Election, or a modification or revocation of a Share Election by a subsequent Share Election, (i) must be in writing and delivered to the Secretary of the Company, (ii) shall be effective with respect to Other Fees earned commencing on the date the Secretary of the Company receives the Share Election and (iii) shall remain in effect unless modified or revoked by a subsequent Share Election in accordance with the provisions hereof.

        (b) Transfer of Shares. Shares of Common Stock issuable to an Outside Director with respect to a Share Election shall be transferred to such Outside Director effective as of the last business day of the month in which the Other Fees are earned. The total number of shares of Common Stock to be so transferred shall be determined by dividing the amount of Other Fees for the applicable month by the fair market value of a share of Common Stock on the last business day of such month.

   8. Termination of Service as Outside Director. In the event an Outside Director ceases to serve on the Board of Directors, all rights to receive Common Stock pursuant to paragraph 6 shall terminate immediately.

   9. Adjustment Provisions. In the event of any change in the shares of the Common Stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares, or otherwise, the aggregate number of shares available under this Plan and the amount of the Annual Grant shall be appropriately adjusted by the Committee, using the same standards and/or formulas as it uses in making adjustments under the HK Systems, Inc. 1993 Executive Stock Option Plan, but any such adjustment to the amount of the Annual Grant and/or the number of Share Units shall be only such as is necessary to maintain the proportionate interest of the Outside Director and preserve, without exceeding, the value reflected by the Annual Grant.

   10. Termination and Amendment of Plan. The Board of Directors may at any time terminate the Plan. The Board of Directors may amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board of Directors to be necessary or advisable to assure conformity of the Plan with any requirements of state and federal laws or regulations now or hereafter in effect; provided, however, that (a) the Board of Directors may amend the provisions of paragraph 6 not more often than once in any six month period, (b) the Board of Directors may not, without further approval by the shareholders of the Company, make any modifications which, under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, require such approval and (c) no amendment shall affect adversely any of the rights of any Outside Director, without such Outside Director's consent, under any election theretofore in effect under the Plan.

   11. Rights as a Shareholder. An Outside Director shall have no rights as a shareholder with respect to Common Stock granted under this Plan until the date of issuance of the stock certificate to him. Except as provided in paragraph 9, no adjustment will be made for dividends or other rights for which the record date is prior to the date such Common Stock is issued.

   12. Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the state of Wisconsin, to the extent not otherwise governed by the Internal Revenue Code or the laws of the United States.

   13. Unfunded Plan. This Plan shall be unfunded. No person shall have any rights greater than those of a general creditor of the Company.

   14. Withholding. The Company shall have the right to deduct from all payments made under the Plan any federal, state, or local income taxes or FICA required to be withheld with respect to such compensation. Each Outside Director shall be entitled to irrevocably elect to have the Company withhold shares of Common Stock having an aggregate fair market value, as of the last trading business day immediately preceding the date such shares would otherwise be transferred hereunder, equal to the amount required to be withheld.

   15. Change of Control. Anything in this Plan to the contrary notwithstanding, upon the occurrence of a Change of Control (as such term is defined below), any Annual Grant and/or Other Fees earned in respect of the calendar quarter in which the Change of Control occurs shall be paid in cash as soon as practicable. A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

        (a) any "Person" (as such term is defined in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof), other than (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation ("Excluded Persons"), is or becomes the "Beneficial Owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after November 1, 1997 pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities; or

        (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on November 1, 1997, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on November 1, 1997 or whose appointment, election or nomination for election was previously so approved; or

        (c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or approve the issuance of voting securities of the Corporation in connection with a merger or consolidation of the Corporation (or any direct or indirect subsidiary of the Corporation) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after November 1, 1997 pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities; or

        (d) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

        Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.